SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________


                           Date of Report: MAY 6, 2004


         IVP TECHNOLOGY CORPORATION D/B/A ACTIVECORE TECHNOLOGIES, INC.
         --------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



         NEVADA                   000-30397                  65-6998896
         ------                   ---------                  ----------
(State or other jurisdiction      (Commission               (IRS Employer
       of incorporation)         File Number)              Identification No.)



          156 FRONT STREET WEST, SUITE 210 , TORONTO, ONTARIO, M5L 2L6
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (416)-252-6200
                                 --------------
                (Registrant's Executive Office Telephone Number)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On May 6, 2004 IVP Technology Corporation d/b/a ActiveCore Technologies, Inc. a Nevada corporation ("IVP") entered into a Stock Purchase Agreement ("Purchase Agreement") with C Comm Network Corporation an Ontario corporation ("C Comm") and Kent Emerson and Robert Sheiren, who are shareholders of C Comm, ("Shareholders"). Under the Purchase Agreement IVP purchased all of the outstanding shares of capital stock of C Comm from the Shareholders for $461,961.78. The amount of consideration paid for the shares of C Comm stock was satisfied by the issuance of 30,758,202 shares of IVP stock. The amount of the consideration to be paid for the shares of C Comm was determined based on a multiple of revenues earned by C Comm for the two previous fiscal years ended
September 30, 2002 and September 30, 2003, plus revenues earned for the six months ended March 31, 2004. During the next year until June 30, 2005 the Shareholders will be entitled to an additional allotment of shares of IVP stock. The amount of this additional allotment of shares of IVP stock will be based on the amount of revenues generated by C Comm over and above its current sales.

C Comm, formerly privately held, is a corporate message broadcasting service which employs communication media such as facsimile, voice, and e-mail to deliver messages to an organization's customers. IVP will begin marketing C Comm's services under the product name "ActiveCast".


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

   Exhibits


EXHIBIT      DESCRIPTION                                     LOCATION

Exhibit 99.1 Stock Purchase Agreement dated May 6, 2004 by   Provided herewith
             and among IVP, C Comm and the Shareholders.

Exhibit 99.2 Press Release dated May 7, 2004 announcing the  Provided herewith acquisition by IVP of the shares of C Comm.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IVP TECHNOLOGY CORPORATION

Dated: May 19, 2004
                              By: /s/ Brian J. Macdonald
                              --------------------------
                              Name:  Brian J. MacDonald
                              Its:  Chief Executive Officer and Chairman